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                                                       EXHIBIT  99.(4)(a)

                  MODIFIED SINGLE PREMIUM VARIABLE
                     IMMEDIATE ANNUITY CONTRACT

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TO THE CONTRACT OWNER:

PLEASE READ YOUR CONTRACT CAREFULLY. This annuity is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Contract. The Annuitant and any Joint Annuitant are named in the Contract and cannot be changed after the Contract is issued. We will make fixed and/or variable payments beginning on the date shown on the Contract Data Pages.


THIS CONTRACT'S VARIABLE INCOME PAYMENTS DEPEND ON THE INVESTMENT EXPERIENCE
OF THE SUBACCOUNTS ELECTED BY THE OWNER.  THE INVESTMENT EXPERIENCE VARIES
DAILY AND MAY BE POSITIVE OR NEGATIVE.  THE VARIABLE INCOME PAYMENTS ARE NOT
GUARANTEED AS TO DOLLAR AMOUNT.


RIGHT TO CANCEL: You may return this Contract to our [Home Office] within 10 days after its delivery for a refund. Any adjustments required by applicable law or regulation will be made. The amount of the refund will equal the Contract Value plus any amount deducted by the Company prior to the allocation to the Contract.


            For Genworth Life and Annuity Insurance Company,

          /s/ Pamela S. Schutz                 /s/ Thomas E. Duffy
        ------------------------            -------------------------
           [PAMELA S. SCHUTZ]                   [THOMAS E. DUFFY]
               PRESIDENT                           SECRETARY


                    GENWORTH LIFE AND ANNUITY
                        INSURANCE COMPANY
    Modified Single Premium Variable Immediate Annuity Contract
                 Nonparticipating Stock Company
        [6610 West Broad Street, Richmond, Virginia 23230]
                         [1-800-352-9910]


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CONTRACT DATA PAGES

CONTRACT NUMBER:                    [000000000]

OWNER:                              [John Doe]

[JOINT OWNER:                       Jane Doe]

ANNUITANT:                          [John Doe]
                                      [Male] [62] Age [Nearest] Birthday
                                      Date of Birth:    [August 1, 1944]

[JOINT ANNUITANT:                   Jane Doe]
                                      [Female 62 Age Nearest Birthday]
                                      [Date of Birth:   August 15, 1944]

PAYEE:                              [John Doe]

CONTRACT DATE:                      [August 1, 2006]

MODIFIED SINGLE PREMIUM:            [$100,000.00]

MINIMUM MODIFIED SINGLE PREMIUM:    [$25,000.00]

NUMBER OF SUBACCOUNTS TO WHICH
NET PREMIUM MAY BE ALLOCATED: [30]

MINIMUM TRANSFER AMOUNT:            [$3,000.00]

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
ALLOCATION OF NET PREMIUM:
      General Account to provide Fixed Income Payments:           [50% of the Net Premium]
      Subaccounts to provide Variable Income Payments:            [50% of the Net Premium]
      Maximum Percentage That May Be Allocated to the General
            Account Prior to the Income Start Date in Order to
            Provide Fixed Income Payments:                        [80% of the Net Premium]

INCOME PAYMENT PLAN:
      [Joint Life - Life Income: Income Payments will be made for as long as both the Annuitant and the Joint Annuitant are alive. At the first death of the Annuitant and the Joint Annuitant, survivor Income Payments will be made to the named Payee for the remainder of the surviving
      Annuitant's or Joint Annuitant's life.]

INCOME PAYMENTS:
      Payment Mode:                                               [Monthly]
      Period Certain:                                             [None]
      Income Start Date:                                          [January 1, 2007]
      [Initial Fixed Income Payment:                              $200.00]
      Minimum Fixed Income Payment:                               [$100.00]
      [Fixed Account Interest Rate:                               3%]
      Fixed Income Payment Cost of Living Adjustment Percentage:  [3%]
      Variable Payout Rate:                                       [5.16 per $1,000.00]
      Assumed Interest Rate:                                      [4%]

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IF YOU HAVE A QUESTION, WOULD LIKE TO OBTAIN INFORMATION ABOUT YOUR CONTRACT,
OR IF YOU NEED ASSISTANCE RESOLVING A COMPLAINT, PLEASE CONTACT YOUR SALES
REPRESENTATIVE OR CALL OUR [ANNUITY SERVICE DEPARTMENT] TOLL FREE AT
[800-352-9910].

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CONTRACT NUMBER:        [000000000]


SURVIVOR INCOME PAYMENTS:
      [50% of the Income Payment for the lifetime of John Doe, beginning with the next payment due following the death of Jane Doe.]

      [50% of the Income Payment for the lifetime of Jane Doe, beginning with the next payment due following the death of John Doe.]

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
CHARGES:
      Premium Tax Rate:                               [0.00%]
      Asset Charge:
            Contract:                                 [1.25% Annually]
            [Guaranteed Payment Floor Rider:          0.25% Annually]
            [Guaranteed Payment Floor Step-Up Rider:  0.50% Annually]
            Total Asset Charge:                       [1.75% Annually (0.004837% Daily)]
      Contingent Deferred Sales Charge:               [1.00%]
      Front End Sales Charge:                         [1.00%]

LEVELIZED VARIABLE INCOME PAYMENTS ENDORSEMENT:
      Annual Payout Rate:                             [61.97 per $1,000.00]

COMMUTATION OF LEVELIZED VARIABLE INCOME PAYMENTS
ENDORSEMENT:
      Modal Factor:                                   [12]

GUARANTEED PAYMENT FLOOR RIDER:
      Initial Guaranteed Payment Floor:               [$352.78]
      Guaranteed Payment Floor Reduction Percentage:  [50%]
      Modal Factor:                                   [12]
      Annual Payout Rate:                             [61.97 per $1,000.00]

GUARANTEED PAYMENT FLOOR STEP-UP RIDER:
      Initial Guaranteed Payment Floor:               [$352.78]
      Guaranteed Payment Floor Reduction Percentage:  [50%]
      Modal Factor:                                   [12]
      Annual Payout Rate:                             [61.97 per $1,000.00]
COMMUTATION OF GUARANTEED INCOME PAYMENTS ENDORSEMENT:
      Modal Factor:                                   [12]

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                             TABLE OF CONTENTS
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
            Contract Data Pages .................................. 3
            Definitions .......................................... 4
            General Provisions ................................... 6
            Owner, Annuitant, Beneficiary and Payee .............. 9
            Premium Payment ......................................10
            Separate Account  ....................................11
            Transfers ............................................13
            Death Provisions .....................................16
            Income Payments ......................................18
            Copies of any riders and endorsements follow page 19.


                               DEFINITIONS
------------------------------------------------------------------------------

ACCUMULATION UNIT - An accounting unit we use to calculate your value in the Separate Account.

AGE - The Age of the Annuitant(s) on the [nearest] birthday(s) as shown on the Contract Data Pages.

ANNUITANT - The person named on the Contract Data Pages whose Age and, if applicable, gender are used in determining the amount of the Income Payments. The Annuitant cannot be changed.

ANNUITANT(S) - The Annuitant and any Joint Annuitant.

ANNUITY UNIT - An accounting unit we use to calculate your Variable Income Payments on and after the Income Start Date.

ASSUMED INTEREST RATE - The interest rate used to calculate the variable payout rate and Annuity Unit Values. The Assumed Interest Rate is shown on the Contract Data Pages. The Assumed Interest Rate cannot be changed after the Contract Date.

BENEFICIARY - The person(s) or entity you name to receive any death benefit or Income Payments, provided there are no Owners living or in existence.

COMPANY - Genworth Life and Annuity Insurance Company (also referred to as:
"we", "us" or "our").

CONTINGENT DEFERRED SALES CHARGE - The percentage shown on the Contract Data Pages used to determine the amount payable upon redemption of the Contract.

CONTRACT - This modified single premium variable immediate annuity contract with any endorsements and elected riders.

CONTRACT DATE - The date the Contract becomes effective as shown on the Contract Data Pages. The Contract Date is used to determine Contract years and anniversaries.

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CONTRACT VALUE - The amount available upon death prior to the Income Start
Date and used in calculating the amount available upon redemption.

DUE DATE - The date upon which an Income Payment is scheduled to be paid.

FIXED INCOME PAYMENT - The portion of the Income Payment supported by the General Account and which does not vary in amount based on the investment experience of the Separate Account.

FRONT END SALES CHARGE - The percentage shown on the Contract Data Pages, which reflects the deduction from the premium received used in calculating the Net Premium.

FUND - Any open-end management investment company or unit investment trust in which the Separate Account invests.

GENERAL ACCOUNT - The assets of the Company other than those allocated to the Separate Account or any other separate account of the Company.

HOME OFFICE - Our offices at [6610 West Broad Street, Richmond, Virginia
23230].

INCOME PAYMENT - One of a series of periodic payments made to the Payee(s). The Income Payment is the sum of any Fixed Income Payment and any Variable Income Payment.

INCOME PAYMENT PLAN - The plan shown on the Contract Data Pages. The Income Payment Plan cannot be changed.

INCOME START DATE - The date of the initial Income Payment. The Income Start Date cannot occur prior to the expiration of the Right to Cancel period and must be a date within 12 months of the Contract Date. This date, shown on the Contract Data Pages, is elected at the time of application and may not be changed once the Contract is issued.

JOINT ANNUITANT - The person named on the Contract Data Pages whose Age and, if applicable, gender are used in combination with the Annuitant's Age and gender in determining the amount of the Income Payments. The Joint Annuitant cannot be changed.

MODIFIED SINGLE PREMIUM - The payment received by us and applied to this Contract. The payment must be received in United States dollars. This premium may be received from several sources. Modified Single Premium is also referred to as premium. We will accept payments until the earlier of the Income Start Date and [180] calendar days after the Contract Date.

NET PREMIUM - One minus the Front End Sales Charge multiplied by the premium received, less any premium tax deducted from the premium received. The premium tax rate is shown on the Contract Data Pages.

OWNER / JOINT OWNER - The person(s) or entity, named on the Contract Data Pages, entitled to exercise the ownership rights stated in the Contract. A Joint Owner must be an individual. "You" or "your" refers to the Owner and any Joint Owner.

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PAYEE(S) - The person(s) or entity(ies) who receive(s) Income Payments.  The
Owner and any Joint Owner will be the Payee(s) unless you revocably designate
(an)other Payee(s).

PAYMENT MODE - The period that indicates the frequency of Income Payments. The Payment Mode is shown on the Contract Data Pages.

PERIOD CERTAIN - Any minimum period, shown on the Contract Data Pages, during which Income Payments will be made.

PORTFOLIO - A division of a Fund, the assets of which are separate from other Portfolios that may be available in the Fund. Each Portfolio has its own investment objective.

PROOF OF DEATH - The documents that must be received at our [Home Office] before we pay death proceeds.

SEPARATE ACCOUNT - [Genworth Life & Annuity VA Separate Account 3], a separate investment account we established to receive Subaccount allocations.

SUBACCOUNT - A Subaccount of the Separate Account, the assets of which are invested exclusively in a corresponding Portfolio.

SURVIVOR INCOME PAYMENTS - The Income Payments we will pay after the death of either the Annuitant or Joint Annuitant.

UNIT VALUE - The unit of measure used to calculate the value of either an Accumulation Unit or an Annuity Unit for each Subaccount.

VALUATION DAY - For each Subaccount, each day on which the New York Stock Exchange is open for regular trading, except for days that the Subaccount's corresponding Portfolio does not value its shares.

VALUATION PERIOD - The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE INCOME PAYMENTS - The portion of the Income Payment that is based on the investment experience of one or more Subaccounts.


                       GENERAL PROVISIONS
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ASSIGNMENT

You may assign some or all of your rights under the Contract with our prior consent. This Contract may be assigned as collateral security for a loan. Your rights and the rights of any Beneficiary may be affected by an assignment. A request for an assignment must be in writing and sent to our [Home Office]. Once our [Home Office] approves and records the assignment, it will become effective as of the date the written notice was signed.

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We are not responsible for the validity or tax consequences of any assignment. We are not liable to the assignee for any payment or settlement made under this Contract before the assignment is recorded. Assignments will not be approved and recorded until our [Home Office] receives sufficient direction from you and the assignee regarding the proper allocation of Contract rights.

ENTIRE CONTRACT

This Contract is a legal contract between you and us and no one else. It is the entire contract. A sales representative cannot change this Contract. Any change to the Contract must be in writing and approved by an authorized officer of the Company.

The Contract is currently registered under the Securities Act of 1933. We reserve the right to de-register the Contract should an exemption allow us to do so in the future.

EVIDENCE OF DEATH, AGE, GENDER OR SURVIVAL

We may require Proof of Death, proof of age, gender or survival and any other required forms before we act on Contract provisions relating to the death of any person(s), or those that are dependent upon age, gender or survival. These items must be received in our [Home Office] in a form satisfactory to us.

INCOME TAX QUALIFICATION

This Contract is intended to qualify as an immediate annuity under Section 72 of the Internal Revenue Code of 1986 as amended (the "Code"). The Contract provisions will be interpreted with this intent. We reserve the right to amend this Contract as needed to maintain its tax status under the Code. We will send you a copy of any amendment.

INCONTESTABILITY

We will not contest this Contract after the Contract Date.

MISSTATEMENT OF AGE OR GENDER

If any person's age or gender is misstated, any Contract benefits or proceeds will be redetermined using the correct age and gender. If any overpayments have been made, future payments will be adjusted. Any underpayments will be paid in full.

NONPARTICIPATING

This Contract is nonparticipating. It does not share in our profits or surplus. No dividends are payable.

PREMIUM TAX

Premium tax rates and rules vary by state and may change. We reserve the right to deduct any such tax from your premium payment when received. The premium tax rate shown on the Contract Data Pages is the rate that was in effect in your state on the Contract Date.

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POSTPONEMENT OF PAYMENTS

We will usually pay any Income Payment within seven days of the Due Date. We will usually pay any death benefit due within seven days after we receive Proof of Death. We may defer these payments when:
   - The New York Stock Exchange is closed other than customary weekend and holiday closings; or
   - The Securities and Exchange Commission restricts trading on the New York Stock Exchange; or
   - The Securities and Exchange Commission permits postponement for the protection of Contract Owners; or
   -  The Securities and Exchange Commission determines an emergency exists.

We have the right to defer any payment that is derived from any amount recently paid to us by check or draft. We will make payment when we are satisfied the check or draft has been paid by the bank upon which it is drawn. In addition, we reserve the right to defer any payments from our General Account for up to six months from the Fixed Income Payment Due Date.

CONTRACT VALUE

Contract Value is equal to (a) plus the sum, over all Subaccounts, of (b) multiplied by (c), where:
  (a) is the value of the fixed account attributable to any portion of the Net Premium allocated to provide a Fixed Income Payment;
  (b) is the number of Accumulation Units for the Subaccount; and
  (c) is the Accumulation Unit Value for the Subaccount.

REDEMPTION RIGHTS

Before Income Payments begin, you can redeem this Contract by sending the Contract and a written request in a form satisfactory to us to our [Home Office]. The amount payable is (a) multiplied by (b), where:
  (a) is the Contract Value; and
  (b) is one minus the Contingent Deferred Sales Charge percentage shown on the Contract Data Pages.

STATEMENT OF VALUES

At least annually, we will send you a Contract statement. The statement will show any Income Payments made during the period, Annuity Units, any Accumulation Units and the applicable Unit Values.

WRITTEN NOTICE

All written notices, including Proof of Death, must be sent to our [Home Office] in a form satisfactory to us. All notices must include your name and the Contract number. We will not be responsible for any actions taken prior
to our receipt of a valid change request.   We will send correspondence
relating to your Contract to your last known address.

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             OWNER, ANNUITANT, BENEFICIARY AND PAYEE
------------------------------------------------------------------------------

OWNER

The Owner is the person or entity named on the Contract Data Pages. Subject to the rights of any assignee, the Owner may exercise all rights granted under this Contract.

JOINT OWNER

If the Owner is an individual, a Joint Owner may be named. The Joint Owner has an undivided interest in the Contract with the same ownership rights as the Owner. Either the Owner or any Joint Owner may act independently without the consent of the other, with the exception of the following:
  (1) any request under the Right to Cancel provision;
  (2) redemption requests;
  (3) assignment of the Contract;
  (4) change of the Owner(s) or Beneficiary(s); and
  (5) change of the Payee(s).

All of the above must be in writing, signed by both the Owner and Joint Owner. Income Payments will be made in the name of the Owner and Joint Owner, unless otherwise indicated, and paid in the percentage selected or as requested in writing by both the Owner and Joint Owner. The Joint Owner and the Owner share ownership equally with the right of survivorship, unless otherwise stated. Other forms of shared ownership are available subject to our prior approval.

ANNUITANT

The Annuitant is the person named on the Contract Data Pages and may be a person other than the Owner. A Joint Annuitant may be named. The maximum issue age for any Annuitant is [90] without [Home Office] approval.

PAYEE

The Payee is the person or persons (entity or entities) designated to receive payments under this Contract. We reserve the right to refuse any Payee other than the Owner or Joint Owner. If there is a Joint Owner, both the Owner and Joint Owner must agree to the change in Payee. We will treat any request to designate an irrevocable Payee as a request to change the Owner(s) to that person or entity. If the Owner is changed in this manner, the Payee will remain irrevocable by the Owner/Payee.

BENEFICIARY

You can name one or more Beneficiaries or Contingent Beneficiaries on the application or by sending a written notice to our [Home Office].

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TRUST AS OWNER OR BENEFICIARY

If a trust is named as an Owner or Beneficiary and the trustee subsequently exercises ownership rights or claims benefits, we will have no obligation to verify that a trust is in effect. We will have no obligation to verify that the trustee is acting within the scope of his or her authority. Payment of any benefits to the trustee or trust will release us from all obligations under the Contract to the extent of the payment. When we make a payment, we will have no obligation to ensure that such payment is applied under the terms of the trust agreement.

CHANGING THE NAMED PARTIES

The Annuitant(s) may not be changed. All Owners must sign a request for a change in ownership. Any change of ownership may cause a taxable event. You may change the Beneficiary at any time, unless the existing Beneficiary designation is irrevocable. If a Beneficiary designation is irrevocable, such designation cannot be changed or revoked without such Beneficiary's written consent.

To change a named party, send a written notice in a form satisfactory to us to our [Home Office]. Upon receipt and recording, the change will take effect as of the date the written notice was signed, whether or not you are living at the time of receipt. The change will take effect without further liability as to any payment or settlement made by us before such change is recorded at our [Home Office].

Any new Owner approved by us is subject to the terms and conditions of the Contract. Any new Owner must be acceptable to us.

EXERCISING ANY OWNERSHIP RIGHTS

To exercise any ownership rights, you must send a written notice to our [Home Office] in a form acceptable to us.


                         PREMIUM PAYMENT
------------------------------------------------------------------------------

MODIFIED SINGLE PREMIUM

This Contract is a Modified Single Premium contract. The first payment received must meet the minimum premium amount as shown on the Contract Data Pages. We will accept subsequent premium payments until the earlier of the Income Start Date and [180] days after the Contract Date. Any premium payment received after this date will be returned to the Owner and/or Joint Owner. The amount of premium received is shown on the Contract Data Pages.

ALLOCATION OF NET PREMIUM

The allocation of your Net Premium between the General Account, providing Fixed Income Payments, and the Subaccounts, providing Variable Income Payments, is shown on the Contract Data Pages. The maximum percentage of your Net Premium that can be allocated to the General Account is shown on the Contract Data Pages. Any amount allocated to the General Account must remain allocated to the General Account.

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Allocations to the Subaccounts will be converted to Accumulation Units and
Annuity Units. You may allocate all or a portion of your Net Premium to the number of Subaccounts shown on the Contract Data Pages. Your allocations must be in percentages totaling 100%. Each allocation percentage must be a whole percent.


                             SEPARATE ACCOUNT
------------------------------------------------------------------------------

The Separate Account supports the operation of this Contract and certain other variable annuity contracts we may offer.

We own the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account. The Separate Account's income, gains and losses, realized and unrealized, are credited to or charged against the Separate Account, without regard to the income, gains, or losses of our General Account or of any other separate account.

The Separate Account is currently registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. We reserve the right to de-register the Separate Account should an exemption allow us to do so in the future.

The Separate Account is subject to Virginia laws that regulate the operations of insurance companies incorporated in Virginia. The investment policies of the Separate Account will not be changed without the approval of the Company's Board of Directors, and the Virginia Insurance Commissioner, if required.

INSULATION OF ASSETS

The Separate Account assets equal the reserves and other Contract liabilities supported by the Separate Account. These assets will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account, which are in excess of such reserves and other Contract liabilities.

SUBACCOUNTS

The Separate Account consists of those Subaccounts shown in the current prospectus for the Contract. Each Subaccount's income, gains and losses, realized and unrealized, are credited to or charged against such Subaccount, without regard to income, gains or losses of any other Subaccount.

Each Subaccount invests exclusively in shares of a corresponding Portfolio. Shares of a Portfolio are purchased and redeemed at their net asset value per share. Any amounts of income, dividends and gains distributed from the shares of a Portfolio are reinvested in additional shares of that Portfolio at its net asset value.

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CHANGES TO THE SEPARATE ACCOUNT AND SUBACCOUNTS

Where permitted by applicable law or regulation, we may:
  -   Create new separate accounts;
  -   Combine separate accounts, including the Separate Account;
  -   Transfer assets of the Separate Account to another separate account;
  - Add new Subaccounts to, or remove existing Subaccounts from the Separate Account, or combine Subaccounts;
  - Make Subaccounts (including new Subaccounts) available to such classes of contracts as we may determine;
  -   Add new Funds or Portfolios or remove existing Funds or Portfolios;
  - Replace any existing Portfolio whose shares are no longer available for investment with a new Portfolio;
  - Replace any existing Portfolio which we determine is no longer appropriate in light of the purposes of the Separate Account with a new Portfolio;
  - Register or deregister the Separate Account under the Investment Company Act of 1940; and
  - Operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change.

VALUATION OF SEPARATE ACCOUNT ASSETS

We will value the assets of the Subaccounts of the Separate Account each Valuation Day at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNITS

Net Premium allocated to a Subaccount or amounts transferred to a Subaccount are converted into Accumulation Units. The number of Accumulation Units is determined by dividing the dollar amount allocated to each Subaccount by the Accumulation Unit Value for that Subaccount on the Valuation Day on which Net Premium or transferred amount is invested in the Subaccount. Net Premium allocated to or amounts transferred to a Subaccount increase the number of Accumulation Units for that Subaccount.

The events which will reduce the number of Accumulation Units of a Subaccount are as follows:
  (1) transfers from a Subaccount;
  (2) redemption of the Contract;
  (3) payment of a death benefit; and
  (4) payment of an Income Payment.

ACCUMULATION UNIT VALUE

The Accumulation Unit Value for each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, the Accumulation Unit Value at the end of each Valuation Day is equal to the Accumulation Unit Value at the end of the previous Valuation Day multiplied by the net investment factor.

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NET INVESTMENT FACTOR

The net investment factor is used to measure the investment performance of a Subaccount. The net investment factor for any Subaccount for any Valuation Period equals (a) divided by (b), minus (c), where:
  (a) is:
      (1) the net asset value of the assets in the Portfolio at the end of the preceding Valuation Period; plus
      (2) the investment income and capital gains, realized and unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus
      (3) the capital losses, realized and unrealized, charged against those assets during the Valuation Period; minus
      (4) any amount charged against the Separate Account for taxes. This includes any amount we set aside during the Valuation Period as a provision for taxes attributable to the operation or maintenance of the Separate Account;
  (b) is the net asset value of the assets in the Portfolio at the end of the preceding Valuation Period; and
  (c) is a factor for the Valuation Period representing the asset charge deducted from the Subaccount adjusted for the number of days in the Valuation Period. The daily rate for this charge is shown on the Contract Data Pages.


                                     TRANSFERS
------------------------------------------------------------------------------

You may transfer amounts among the Subaccounts by sending a request to our
[Home Office].    You may transfer amounts from the Subaccounts to the
General Account by sending a request to our [Home Office]. You may not transfer amounts out of the General Account. Transfers will be effective as of the end of the Valuation Period during which we receive your request at
our [Home Office].   We may not accept or we may defer transfers at any time
that we are unable to purchase or redeem shares of any Portfolio. We may terminate the transfer feature at any time.

SUBACCOUNT TRANSFERS

A Subaccount transfer involves a simultaneous redemption of assets from the current Subaccount and a purchase of assets of the new Subaccount. When we perform Subaccount transfers, the amount of the Income Payment on the date of the transfer will not be affected by the transfer. The number of Accumulation Units added to the new Subaccount is (a) multiplied by (b), divided by (c), where:
  (a) is the number of Accumulation Units transferred out of the current Subaccount;
  (b) is the Accumulation Unit Value of the current Subaccount; and
  (c) is the Accumulation Unit Value of the new Subaccount.

The number of Annuity Units added to the new Subaccount is (a) multiplied by
(b) divided by (c), where:
  (a) is the number of Annuity Units transferred out of the current
      Subaccount;
  (b) is the Annuity Unit Value of the current Subaccount; and
  (c) is the Annuity Unit Value of the new Subaccount.

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If the number of Accumulation Units or Annuity Units remaining in a
Subaccount after the transfer is less than one, we will transfer the remaining Accumulation Units and Annuity Units in addition to the amount requested. We will not allow a transfer into any Subaccount unless the number of both the Accumulation Units and Annuity Units of that Subaccount after the transfer is at least one.

Requests for transactions received on a Valuation Day will be considered to be received on that same Valuation Day or on the next Valuation Day, as determined in accordance with the following procedures. For each Subaccount on each Valuation Day, we process transaction orders for that Subaccount and submit the order to the Portfolio in which the Subaccount invests. In accordance with applicable Securities and Exchange Commission regulations, each Portfolio establishes a cut-off time by which the Portfolio must receive an order for it to receive the Portfolio's next-calculated net asset value per share. This time is disclosed in each Portfolio's prospectus and may change from time to time. We have established a cut-off time for each Subaccount by which we must have received a transaction order for it to receive the next-calculated Unit Value that is based on the next-calculated net asset value per share of the corresponding Portfolio. We set the Subaccount's cut-off time far enough in advance of the corresponding Portfolio's cut-off time to reasonably permit us to process transaction orders and submit the orders to the Portfolio by its cut-off times. There can be no assurance we will be able to process orders in time for the orders to receive the next-calculated Unit Value based on the next-calculated net asset value per share of the corresponding Portfolio on every Valuation Day. We may change our cut-off times periodically. All requests for transactions we receive for a Subaccount after the Subaccount's cut-off time in effect for a Valuation Day will be considered to be received on the next Valuation Day.

SUBACCOUNT TO GENERAL ACCOUNT TRANSFERS

The allocation of the Net Premium to the General Account, to provide Fixed Income Payments, as shown on the Contract Data Pages, may not be transferred to the Subaccounts, to provide Variable Income Payments.

The allocation of the Net Premium to the Subaccounts, to provide Variable Income Payments, as shown on the Contract Data Pages, may be transferred to the General Account, to provide Fixed Income Payments. Transfers to the General Account are irrevocable.

Transfers to the General Account, to provide Fixed Income Payments, are subject to the following terms and conditions:
  - Transfers to the General Account are permitted only after the Income Start Date.
  - Fixed Income Payments resulting from transfers from the Separate Account to the General Account will be made with the same frequency using the income option elected at the time of application. Transfers from the Separate Account to the General Account must be sufficient to provide a total annual Fixed Income Payment of at least [$100].
  - After any transfer from the Separate Account to the General Account, the number of Annuity Units remaining in the Subaccounts must be sufficient to provide Variable Income Payments of at least $100 per payment. This requirement will be waived if all assets are transferred to provide Fixed Income Payments.

FIXED INCOME PAYMENT AMOUNT: Prior to the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) multiplied by (b) divided by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Accumulation Units transferred from the Subaccount, multiplied by the Accumulation Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (b) is the current single premium immediate annuity payout rate, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (c)  is 1,000.

On and after the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) divided by (b) multiplied by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units transferred from the Subaccount, multiplied by the Annuity Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (b) is the variable payout rate for newly issued contracts, as of the Valuation Day we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (c) is the current single premium immediate annuity payout rate, as of the Valuation Day we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain.

Each transfer from the Separate Account to the General Account will establish a new series of Fixed Income Payments. Due to the varying market conditions, the single premium immediate annuity rates may be more or less favorable at the time the Fixed Income Payment is calculated.

If multiple transfers between Subaccounts are requested on the same day, and such a transfer involves a transfer from the Separate Account to the General Account, the transfer from the Separate Account to the General Account will be processed last. This could affect whether or not the transfer to provide Fixed Income Payments meets the terms and conditions described above.

We reserve the right to not accept transfers to the General Account, for any reason, without prior notice.

TRANSFER RESTRICTIONS

The Contract is not designed for individuals, advisers, professional market timing organizations or other persons whose trading strategies are designed to exploit inefficiencies in the pricing of the Portfolios in which the Subaccounts invest. We reserve the right to reject any transfer requests believed to be made for the purposes of market timing or for any other purpose we, in our sole discretion, determine to be potentially detrimental to other shareholders in a Portfolio. We also reserve the right, in our sole discretion, to revoke, limit or otherwise modify the privilege to submit transfer requests and/or prescribe the contents of any means by which any transfer request is delivered/ transmitted to us.

We reserve the right to modify, suspend or terminate the transfer privilege for any contract at any time for any reason. We also reserve the right to impose restrictions on your ability to transfer amounts between or among Subaccounts. The current prospectus will disclose the details of such restrictions. Such restrictions may include, but are not limited to, the requirement of a minimum time period between each transfer or limiting the dollar amount that can be transferred to and from the Subaccounts at any one time. We reserve the right to refuse any transfer instructions that, in our judgment and in our sole discretion, may be harmful to the Separate Account, any Subaccount or underlying Portfolio, or to other contract owners.

Subject to our right to modify, suspend or terminate the transfer privilege, you may transfer amounts between the Subaccounts. Transfers are subject to the following:
  (1) the transfer request must be in a form acceptable to us;
  (2) the transfer is to a Subaccount or to the General Account; and
  (3) the deduction of any transfer fees that we may impose.

You may make [3] transfers per calendar year.

We will notify you in writing of any action taken to restrict transfer privileges.

PORTFOLIO REDEMPTION FEES

A Portfolio may impose a redemption charge on Subaccount assets that are redeemed from the Portfolio in connection with a transfer. The Portfolio determines the amount of the redemption charge. The charge is retained by or paid to the Portfolio. The charge is not retained by or paid to us. The redemption charge may affect the number and/or value of Accumulation Units or Annuity Units transferred out of the Subaccount that invests in that Portfolio and may affect Income Payments.


                              DEATH PROVISIONS
------------------------------------------------------------------------------

WHEN DEATH OCCURS BEFORE INCOME START DATE

If an Owner dies prior to the Income Start Date and the designated beneficiary is not the spouse of the deceased Owner, or if the Annuitant or Joint Annuitant dies prior to the Income Start Date and the Owner is an entity, then this Contract cannot be continued indefinitely. We will pay to the designated beneficiary, in a single sum, a death benefit equal to the Contract Value as of the earlier of the date we receive proof of death and the 5th anniversary of the date of death.

If an Owner dies prior to the Income Start Date, and the designated beneficiary is the spouse of the deceased Owner, the surviving spouse receives the death benefit described above. Alternatively, the surviving spouse may elect to continue this Contract as Owner. If the deceased Owner was the Annuitant or Joint Annuitant, and the surviving spouse was neither the Annuitant nor Joint Annuitant, the surviving spouse may elect to become the Annuitant or Joint Annuitant, subject to Contract restrictions. If this is elected, a new variable payout rate will be determined and the number of Annuity Units will be adjusted accordingly. Income Payments already made will be adjusted with any underpayments paid in a lump sum and any overpayments subtracted from future payments as rapidly as possible.

For purposes of this provision only, "spouse" shall have the same meaning as under Section 72 of the Internal Revenue Code of 1986, as amended.

If the Annuitant or Joint Annuitant is not an Owner and dies prior to the Income Start Date, we will pay the designated beneficiary the Contract Value as of the date we receive proof of death. If the designated beneficiary is an Annuitant or Joint Annuitant, the designated beneficiary may alternatively elect to receive Income Payments as the Annuitant. If this is elected, a new variable payout rate will be determined and the number of Annuity Units will be adjusted accordingly. Any underpayments already made will be paid in a lump sum.

DESIGNATED BENEFICIARY WHEN DEATH OCCURS BEFORE INCOME START DATE

At the first death of any Owner or any Annuitant, all members of the class first listed below having a member alive or in existence on the date of that death is the designated beneficiary:
  (1) Owner or Joint Owner;
  (2) Beneficiary;
  (3) Contingent Beneficiary; or
  (4) Owner's or Joint Owner's estate.

All surviving Owners will be the designated beneficiaries of this Contract, without regard to any Beneficiary selections made by you.

Unless you request otherwise, any proceeds will be paid in equal shares to one or more designated beneficiaries who survive the deceased person. If a designated beneficiary dies prior to filing a death claim, death proceeds will be paid to that designated beneficiary's estate.

HOW TO FILE A CLAIM WHEN DEATH OCCURS BEFORE INCOME START DATE

You should notify us immediately upon the death of an Owner or an Annuitant. We have the right to request all notifications of death be immediately followed by written notice. Upon initial notice, no additional premium will be accepted. Upon initial notification, we will transfer all assets in the Subaccounts to the Subaccount investing in the Money Market Fund. Assets will remain in that Money Market Fund until the later of (i) the date that Proof of Death and instructions to change your investment allocations are received in a form acceptable to us or (ii) the fifth anniversary of the Owner's death.

WHEN DEATH OCCURS ON OR AFTER INCOME START DATE

If the Annuitant, Joint Annuitant, or any Owner dies on or after the Income Start Date, and before the entire interest in the Contract has been distributed, the remaining portion of such interest will be distributed, at least as rapidly as under the method of distribution being used as of the date of death, to all members of the class first listed below having a member alive or in existence on the date of that death:
  (1) Owner or Joint Owner;
  (2) Beneficiary;
  (3) Contingent Beneficiary; or
  (4) Owner's or Joint Owner's estate.

PROOF OF DEATH

Proof of death documents are:
  (1) a certified copy of a death certificate or certified copy of a decree from a court of competent jurisdiction stating the finding of death;
  (2) any required forms that contain information necessary to pay a designated beneficiary(ies); and
  (3) any forms required by us including written payment instructions in a form acceptable to us.


                              INCOME PAYMENTS
------------------------------------------------------------------------------

We will pay you, unless another Payee is designated, Income Payments as described on the Contract Data Pages. Income Payments can be fixed or variable, as described below. You can allocate a portion of your Net Premium to each type of Income Payment. The total Income Payment will be the sum of the Fixed Income Payment and the Variable Income Payment.

Each Income Payment must be at least [$100]. If any payment made more frequently than annually is less than [$100], we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least [$100]. On the Valuation Day immediately prior to the Income Start Date, if your projected payments do not equal at least [$100] annually, we reserve the right to redeem your Contract.

If all Annuitants die before the end of any Period Certain, the remaining payments for the Period Certain will continue to you or to another Payee you have designated.

FIXED INCOME PAYMENTS

If you choose to allocate a portion of your Net Premium to provide a Fixed Income Payment, that portion of your Net Premium will be deposited in a fixed account. The interest rate for the fixed account is shown on the Contract Data Pages.

If the Income Start Date is within 90 days of the Contract Date, we will guarantee the initial Fixed Income Payment amount as shown on the Contract Data Pages.

If the Income Start Date is greater than 90 days after the Contract Date, the first Fixed Income Payment will be determined on the Income Start Date, and new Contract Data Pages will be issued.

The initial Fixed Income Payment is calculated using the net payout rate for a single premium immediate annuity in effect at the time of calculation. The rate is based on the Annuitant(s) age and gender, if applicable, and the Income Payment Plan selected.

COST OF LIVING ADJUSTMENT: On each anniversary of the Income Start Date, and/or the anniversary of the transfer to the General Account, your Fixed Income Payments will increase by the percentage shown on the Contract Data Pages.

VARIABLE INCOME PAYMENTS

Variable Income Payments will reflect the investment experience of the Subaccounts you select. The Variable Income Payment for each Subaccount is the number of Annuity Units for the Subaccount multiplied by the applicable Annuity Unit Value for the Subaccount on the payment Due Date. If the Due Date is not a Valuation Day, the Annuity Unit Value will be as of the most recent Valuation Day prior to the Due Date. The dollar value of the total Variable Income Payment is the sum of the Variable Income Payments for each Subaccount.

ANNUITY UNITS: For each Net Premium, the number of Annuity Units in a Subaccount on the Valuation Day the Net Premium is received is determined by multiplying (a) and (b) and dividing the result by (c), where:
  (a) is the Net Premium allocated to the Subaccount divided by 1,000;
  (b) is the variable payout rate shown on the Contract Data Pages; and
  (c) is the applicable Annuity Unit Value of the Subaccount on the Valuation Day the Net Premium is received.

Thereafter, the number of Annuity Units remains constant unless there is a transfer of Annuity Units.

ANNUITY UNIT VALUE: The Annuity Unit Value of each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, the Annuity Unit Value of each Subaccount for a Valuation Day is equal to (a) multiplied by (b) multiplied by (c), where:
  (a) is the net investment factor of the Subaccount for the Valuation Period ending on the Valuation Day;
  (b) is the applicable Annuity Unit Value for the preceding Valuation Day;
      and
  (c) is an Assumed Interest Rate factor equal to [0.99991902] raised to a power equal to the number of days in the Valuation Period ending on the Valuation Day.

The Assumed Interest Rate factor is the daily equivalent of dividing (i) one by (ii) one plus the Assumed Interest Rate shown on the Contract Data Pages.

                          MODIFIED SINGLE PREMIUM
                            VARIABLE IMMEDIATE
                             ANNUITY CONTRACT

------------------------------------------------------------------------------

                         GENWORTH LIFE AND ANNUITY
                             INSURANCE COMPANY

             GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
              COMMUTATION OF INCOME PAYMENTS ENDORSEMENT

-------------------------------------------------------------------------------

This endorsement is effective on the Contract Date. It amends the Contract by adding the following:

COMMUTATION DATE - The date we receive a written request for the commuted value, in a form acceptable to us, at our [Home Office]. If the Commutation Date is not a Valuation Day, the commuted value will be calculated as of the next Valuation Day.

At any time on or after the Income Start Date and before the end of your Period Certain, you may request a commuted value of the remaining Income Payments for this Period Certain. Commuted value equals the commuted value of Fixed Income Payments and the commuted value of Variable Income Payments. Once the Period Certain is complete, there is no commuted value.

Prior to the completion of the Period Certain, we will pay the commuted value as of the Valuation Day we receive all of the following in a form acceptable to us:
  -   The signed request for commutation by both the Owner and Joint Owner.
  - Written approval of the commutation payment from all irrevocable Payees and irrevocable Beneficiaries.
  - Written approval of the commutation payment from any collateral assignee of the Contract.
  -   Any other information we may require.

FULL COMMUTATION: You may select full commutation of the Contract once during the life of the Contract. Full commutation will equal 100% of the commuted value. After full commutation, the Contract is surrendered and no further Income Payments will be made.

PARTIAL COMMUTATION: You may select partial commutation of the Contract twice during the life of the Contract. Partial commutation may equal [30% to 70%] of the commuted value. After partial commutation, Income Payments will be reduced by the same percentage as the partial commutation.

COMMUTED VALUE OF FIXED INCOME PAYMENTS

The commuted value is equal to (a) multiplied by (b) divided by (c), where:
  (a)  is the Fixed Income Payment;
  (b)  is 1,000; and
  (c) is the current net payout rate for a single premium immediate annuity, where the rate is calculated using discount rates 1% higher than those used in a standard net payout rate. The rate is based on the remaining Period Certain.

If we are not offering single premium immediate annuity contracts on the Commutation Date, we will calculate the commuted value by discounting the unpaid Period Certain payments using a rate of interest available on a US Government Treasury security whose maturity is equal to the length of the remaining Period Certain rounded to the nearest year, plus 0.50%.

If a US Treasury security does not exist at this maturity, then the rate of interest that will be used will be interpolated between the yields on the two nearest available maturities, one having a length greater than the remaining Period Certain and one having a length shorter than the remaining Period Certain, if both maturities are available. If the unpaid Period Certain is less than the shortest US Treasury security available or greater than the longest US Treasury security available, then the yield on the closest US Treasury security will be used.

COMMUTED VALUE OF VARIABLE INCOME PAYMENTS

The commuted value equals the present value, as of the Commutation Date, of the Variable Income Payments remaining in the Period Certain. In calculating the present value, each Variable Income Payment will be set equal to the sum, over all Subaccounts, of the number of Annuity Units multiplied by the Annuity Unit Value as of the Commutation Date. The annualized discount rate used for the present value calculation equals the Assumed Interest Rate plus the asset charge.


For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                               President

              GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
     COMMUTATION OF LEVELIZED VARIABLE INCOME PAYMENTS ENDORSEMENT

-------------------------------------------------------------------------------

This endorsement is effective on the Contract Date. It amends the Contract by adding the following:

COMMUTATION DATE - The date we receive a written request for the commuted value, in a form acceptable to us, at our [Home Office]. If the Commutation Date is not a Valuation Day, the commuted value will be calculated as of the next Valuation Day.

At any time on or after the Income Start Date and before the end of your Period Certain, you may request a commuted value of the remaining Income Payments for this Period Certain. Commuted value equals the commuted value of Fixed Income Payments and the commuted value of Variable Income Payments. Once the Period Certain is complete, there is no commuted value.

Prior to the completion of the Period Certain, we will pay the commuted value as of the Valuation Day we receive all of the following in a form acceptable to us:
  -   The signed request for commutation by both the Owner and Joint Owner.
  - Written approval of the commutation payment from all irrevocable Payees and irrevocable Beneficiaries.
  - Written approval of the commutation payment from any collateral assignee of the Contract.
  -   Any other information we may require.

FULL COMMUTATION: You may select full commutation of the Contract once during the life of the Contract. Full commutation will equal 100% of the commuted value. After full commutation, the Contract is surrendered and no further Income Payments will be made.

PARTIAL COMMUTATION: You may select partial commutation of the Contract twice during the life of the Contract. Partial commutation may equal [30% to 70%] of the commuted value. After partial commutation, Income Payments will be reduced by the same percentage as the partial commutation.

COMMUTED VALUE OF FIXED INCOME PAYMENTS

The commuted value is equal to (a) multiplied by (b) divided by (c), where:
  (d)  is the Fixed Income Payment;
  (e)  is 1,000; and
  (f) is the current net payout rate for a single premium immediate annuity, where the rate is calculated using discount rates 1% higher than those used in a standard net payout rate. The rate is based on the remaining Period Certain.

If we are not offering single premium immediate annuity contracts on the Commutation Date, we will calculate the commuted value by discounting the unpaid Period Certain payments using a rate of interest available on a US Government Treasury security whose maturity is equal to the length of the remaining Period Certain rounded to the nearest year, plus 0.50%.

If a US Treasury security does not exist at this maturity, then the rate of interest that will be used will be interpolated between the yields on the two nearest available maturities, one having a length greater than the remaining Period Certain and one having a length shorter than the remaining Period Certain, if both maturities are available. If the unpaid Period Certain is less than the shortest US Treasury security available or greater than the longest US Treasury security available, then the yield on the closest US Treasury security will be used.

COMMUTED VALUE OF VARIABLE INCOME PAYMENTS

The commuted value equals the present value, as of the Commutation Date, of the Variable Income Payments remaining in the Period Certain. In calculating the present value, each Variable Income Payment will be set equal to (a) divided by (b), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units multiplied by the Annuity Unit Value as of the Commutation Date; and
  (b)  is the modal factor shown on the Contract Data Pages.

The annualized discount rate used for the present value calculation equals the Assumed Interest Rate plus the asset charge.


For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                               President

                GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
           COMMUTATION OF GUARANTEED INCOME PAYMENTS ENDORSEMENT

-------------------------------------------------------------------------------

This endorsement is effective on the Contract Date. It amends the Contract by adding the following:

COMMUTATION DATE - The date we receive a written request for the commuted value, in a form acceptable to us, at our [Home Office]. If the Commutation Date is not a Valuation Day, the commuted value will be calculated as of the next Valuation Day.

At any time on or after the Income Start Date and before the end of your Period Certain, you may request a commuted value of the remaining Income Payments for this Period Certain. Commuted value equals the commuted value of Fixed Income Payments and the commuted value of Variable Income Payments. Once the Period Certain is complete, there is no commuted value.

Prior to the completion of the Period Certain, we will pay the commuted value as of the Valuation Day we receive all of the following in a form acceptable to us:
  -   The signed request for commutation by both the Owner and Joint Owner.
  - Written approval of the commutation payment from all irrevocable Payees and irrevocable Beneficiaries.
  - Written approval of the commutation payment from any collateral assignee of the Contract.
  -   Any other information we may require.

FULL COMMUTATION: You may select full commutation of the Contract once during the life of the Contract. Full commutation will equal 100% of the commuted value. After full commutation, the Contract is surrendered and no further Income Payments will be made.

PARTIAL COMMUTATION: You may select partial commutation of the Contract twice during the life of the Contract. Partial commutation may equal [30% to 70%] of the commuted value. After partial commutation, Income Payments will be reduced by the same percentage as the partial commutation.

COMMUTED VALUE OF FIXED INCOME PAYMENTS

The commuted value is equal to (a) multiplied by (b) divided by (c), where:
  (g)  is the Fixed Income Payment;
  (h)  is 1,000; and
  (i) is the current net payout rate for a single premium immediate annuity, where the rate is calculated using discount rates 1% higher than those used in a standard net payout rate. The rate is based on the remaining Period Certain.

If we are not offering single premium immediate annuity contracts on the Commutation Date, we will calculate the commuted value by discounting the unpaid Period Certain payments using a rate of interest available on a US Government Treasury security whose maturity is equal to the length of the remaining Period Certain rounded to the nearest year, plus 0.50%.

If a US Treasury security does not exist at this maturity, then the rate of interest that will be used will be interpolated between the yields on the two nearest available maturities, one having a length greater than the remaining Period Certain and one having a length shorter than the remaining Period Certain, if both maturities are available. If the unpaid Period Certain is less than the shortest US Treasury security available or greater than the longest US Treasury security available, then the yield on the closest US Treasury security will be used.

COMMUTED VALUE OF VARIABLE INCOME PAYMENTS

The commuted value equals (a) minus (b), where:
  (a) is the present value, as of the Commutation Date, of the Variable Income Payments remaining in the Certain Period; and
  (b)  is the value of the Adjustment Account.

In calculating the present value, each remaining Variable Income Payment will be set equal to (a) divided by (b), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units multiplied by the Annuity Unit Value as of the Commutation Date; and
  (b)  is the modal factor shown on the Contract Data Pages.

The annualized discount rate used for the present value calculation equals the Assumed Interest Rate plus the asset charge.


For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                               President

               GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
             LEVELIZED VARIABLE INCOME PAYMENTS ENDORSEMENT

-------------------------------------------------------------------------------

This endorsement is effective on the Contract Date. It amends the Definitions section by deleting the definition of Assumed Interest Rate and adding the following:

ANNUAL INCOME AMOUNT - The sum of Annual Income Amounts determined for each Subaccount. The Annual Income Amount for a Subaccount is equal to the number of Annuity Units of that Subaccount multiplied by the Annuity Unit Value for
that Subaccount on the first day of each Annuity Year.   If the first day is
not a Valuation Day, the Annuity Unit Value will be as of the most recent Valuation Day prior to the first day of the Annuity Year.

ANNUITY YEAR - A one-year period of time beginning on the Income Start Date and each one year anniversary thereafter.

ASSUMED INTEREST RATE - The interest rate used to calculate the annual payout rate and Annuity Unit Values. The Assumed Interest Rate is shown on the Contract Data Pages. The Assumed Interest Rate cannot be changed after the Contract Date.

VARIABLE INCOME PAYMENTS

The Income Payments section is amended by deleting the Variable Income Payments provision and adding the following:

On the Income Start Date, we will begin your Variable Income Payments. For purposes of this endorsement, Variable Income Payments may vary from Annuity Year to Annuity Year. Variable Income Payments are calculated annually at the beginning of each Annuity Year. Variable Income Payments will not vary during an Annuity Year.

The Annual Income Amount is used to determine the Variable Income Payment. The Variable Income Payment is the level [monthly] amount that results from applying the Annual Income Amount to a one-year, period certain, [monthly] payment, single premium annuity. This Variable Income Payment will remain level throughout the Annuity Year.

ANNUITY UNITS: For each Net Premium, the number of Annuity Units in a Subaccount on the Valuation Day the Net Premium is received is determined by multiplying (a) and (b) and dividing the result by (c), where:
  (a)  is the Net Premium allocated to the Subaccount divided by 1,000;
  (b)  is the annual payout rate shown on the Contract Data Pages; and
  (c) is the Annuity Unit Value of the Subaccount on the Valuation Day the Net Premium is received.

Thereafter, the number of Annuity Units remains fixed unless there is a transfer of Annuity Units.

ANNUITY UNIT VALUE: The Annuity Unit Value of each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, the Annuity Unit Value of each Subaccount for a Valuation Day is equal to (a) multiplied by (b) multiplied by (c), where:
  (a) is the net investment factor of the Subaccount for the Valuation Period ending on the Valuation Day;
  (b)  is the Annuity Unit Value for the preceding Valuation Day; and

  (c) is an Assumed Interest Rate factor equal to [0.99991902] raised to a power equal to the number of days in the Valuation Period ending on the Valuation Day.

The Assumed Interest Rate factor is the daily equivalent of dividing (i) one by (ii) one plus the Assumed Interest Rate shown on the Contract Data Pages.

TRANSFERS

The Transfers section is amended by deleting the FIXED INCOME PAYMENT AMOUNT provision and adding the following:

FIXED INCOME PAYMENT AMOUNT: Prior to the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) multiplied by (b) divided by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Accumulation Units transferred from the Subaccount, multiplied by the Accumulation Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (b) is the current single premium immediate annuity payout rate, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (c)  is 1,000.

On and after the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) divided by (b) multiplied by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units transferred from the Subaccount, multiplied by the Annuity Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (b) is the annual payout rate for newly issued contracts, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (c) is the current single premium immediate annuity payout rate, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain.

DEATH BENEFIT

If the last surviving Annuitant dies on or after the Income Start Date and after the end of the Period Certain, we will pay a death benefit. The death benefit will be equal to the present value of the Variable Income Payments remaining in the Annuity Year, discounted at the rate of interest of the
single premium annuity used in the Variable Income Payment calculation.   We
will pay this death benefit in accordance with the When Death Occurs On Or After Income Start Date provision.

For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                              President

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                        GUARANTEED PAYMENT FLOOR RIDER

-------------------------------------------------------------------------------

This rider amends the Definitions section by deleting the definition of Assumed Interest Rate and adding the following:

ADJUSTMENT ACCOUNT - The account that is established when the Variable Income Payment is calculated for the initial Due Date.

ANNUAL INCOME AMOUNT - The sum of Annual Income Amounts determined for each Subaccount. The Annual Income Amount for a Subaccount is equal to the number of Annuity Units of that Subaccount multiplied by the Annuity Unit Value for that Subaccount on the first Valuation Day of each Annuity Year. If the first day is not a Valuation Day, the Annuity Unit Value will be as of the most recent Valuation Day prior to the first day of the Annuity Year.

ANNUITY YEAR - A one-year period of time beginning on the Income Start Date and each one year anniversary thereafter.

ASSET ALLOCATION MODEL - The Asset Allocation Models shown in the current prospectus for the Contract.

ASSUMED INTEREST RATE - The interest rate used to calculate the annual payout rate and Annuity Unit Values. The Assumed Interest Rate is shown on the Contract Data Pages. The Assumed Interest Rate cannot be changed after the Contract Date.

DESIGNATED SUBACCOUNTS - The Designated Subaccounts shown in the current prospectus for the Contract.

GUARANTEED PAYMENT FLOOR - The guaranteed minimum amount of each Variable Income Payment. The initial Guaranteed Payment Floor is shown on the Contract Data Pages.

INVESTMENT STRATEGY - The Asset Allocation Models or Designated Subaccounts for this rider.

LEVEL INCOME AMOUNT - The amount that would result from applying the Annual Income Amount to a one year, period certain, [monthly] payment, single premium annuity. We will declare the interest rate at the start of each Annuity Year.

INVESTMENT STRATEGY

The Premium Payment section is amended by adding the following:

In order to receive the full benefits of the Guaranteed Payment Floor rider, you must allocate all your assets in the Separate Account to an Investment Strategy. The Investment Strategies will be provided to you. You must allocate your Separate Account assets to one of the following Investment Strategy options shown in the current prospectus for the Contract:
  -   The Designated Subaccounts; or
  -   The [Asset Allocation Model 1]; or
  -   The [Asset Allocation Model 2].

If you allocate your Separate Account assets to one or more of the Designated Subaccounts, you must specify the percentage allocated to each Designated Subaccount. Each percentage must be at least [1%] and must total [100%]. Under [Asset Allocation Model 1] or [Asset Allocation Model 2], any percentage of the assets allocated to the Separate Account must first be divided into categories in accordance with the percentages shown in the current prospectus for the Contract. Each amount allocated to a category must equal a whole percentage and not equal more than the total percentage allowed. Within each category you must then specify the percentage to invest in each available Subaccount. Each amount allocated to a Subaccount must be at least [1%] and not more than the total percentage allowed for the specific category.

On a monthly basis, we will rebalance the assets allocated to the Subaccounts in accordance with the percentages that you have chosen. In addition, on the Valuation Day after any transaction involving a commutation or a transfer of assets, we will rebalance assets allocated to the Subaccounts in accordance with the percentages that you have chosen, unless you instruct us otherwise.

If you elect [Asset Allocation Model 1], we or our affiliates will review the portfolios available in [Asset Allocation Model 1] at least [annually] and we or our affiliates may revise the percentage allocation to each category and/or change the portfolios available in each category. When your Asset Allocation Model is updated, we will reallocate your Subaccount assets among the Portfolios in the updated Asset Allocation Model independently of [monthly] rebalancing.

If you elect [Asset Allocation Model 2], the percentages allocated to the categories and Subaccounts will not change unless you transfer to different Subaccounts. If you elect to reallocate assets, you must allocate your Separate Account assets among [Asset Allocation Model 1] or the Designated Subaccounts as described above, in order to maintain your full Guaranteed Payment Floor.

If you choose to reallocate assets in the Separate Account without following an Investment Strategy, your Guaranteed Payment Floor will be reduced by the Guaranteed Payment Floor reduction percentage shown on the Contract Data Pages. You may elect to participate in an Investment Strategy we offer at that time, provided we receive notice of your election in a form acceptable to us, at our [Home Office], at least [15] days prior to your next Income Start Date anniversary. If you elect to participate in an Investment Strategy, your floor will be restored at the next anniversary of your Income Start Date to the lesser of (a) and (b), where:
  (a) is [75%] of the Annual Income Amount on that anniversary, divided by the modal factor shown on the Contract Data Pages; and
  (b)  is the Guaranteed Payment Floor in effect on the Income Start Date.

The opportunity to restore your floor will be available [one time] during the life of the Contract.

The new Guaranteed Payment Floor charge, which may be higher than your previous charge, will never exceed [1%] annually.

VARIABLE INCOME PAYMENTS

The Income Payments section is amended by deleting the Variable Income Payments provision and adding the following:

On the Income Start Date, we will begin your Variable Income Payments. For purposes of this rider, Variable Income Payments may vary from Annuity Year to Annuity Year. Variable Income Payments are calculated annually at the beginning of each Annuity Year. Variable Income Payments will not vary during an Annuity Year.

The Level Income Amount is the [monthly] amount that results from applying the Annual Income Amount to a one-year, period certain, [monthly] payment, single premium annuity.

The Variable Income Payment is the greater of (a) and (b), where:
  (a) is the Level Income Amount, less any value in the Adjustment Account as of the prior Annuity Year divided by the modal factor; and
  (b)  is the Guaranteed Payment Floor.

ANNUITY UNITS: For each Net Premium, the number of Annuity Units in a Subaccount on the Valuation Day the Net Premium is received is determined by multiplying (a) and (b) and dividing the result by (c), where:
  (a)  is the Net Premium allocated to the Subaccount divided by 1,000;
  (b)  is the annual payout rate shown on the Contract Data Pages; and
  (c) is the Annuity Unit Value of the Subaccount on the Valuation Day the Net Premium is received.

Thereafter, the number of Annuity Units remains fixed unless there is a transfer of Annuity Units.

ANNUITY UNIT VALUE: The Annuity Unit Value of each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, for a given Assumed Interest Rate, the Annuity Unit Value of each Subaccount for any Valuation Period is equal to (a) multiplied by (b) multiplied by (c), where:
  (a)  is the net investment factor of the Subaccount for the Valuation Period;
  (b)  is the Annuity Unit Value for the preceding Valuation Period; and
  (c) is an Assumed Interest Rate factor equal to [0.99991902] raised to a power equal to the number of days in the Valuation Period.

The Assumed Interest Rate factor is the daily equivalent of dividing (i) one by (ii) one plus the Assumed Interest Rate shown on the Contract Data Pages.

ADJUSTMENT ACCOUNT: An Adjustment Account is established on the Income Start Date. On this date, the value of the Adjustment Account is the greater of
(a) and (b), where:
  (a)  is zero; and
  (b) is the Guaranteed Payment Floor minus the Level Income Amount, multiplied by the modal factor.

The value of the Adjustment Account in subsequent Annuity Years is the greater of (a) and (b), where:
  (a)  is zero; and
  (b)  is (i) plus (ii) minus (iii), where:
       (i)   is the value of the Adjustment Account as of the prior Annuity
             Year;
       (ii) is the Variable Income Payment for the current Annuity Year multiplied by the modal factor; and
       (iii) is the Level Income Amount for the current Annuity Year multiplied by the modal factor.

The amount of a transfer from the Subaccounts, providing Variable Income Payments, to the General Account, providing Fixed Income Payments, will be reduced to first pay off the Adjustment Account balance.

TRANSFERS

The Transfers section is amended by adding the following to the Subaccount to General Account Transfers provision:

Transfers from the Separate Account to the General Account may only be made when the Fixed Income Payments provided by the transfer are higher than the corresponding portion of the Guaranteed Payment Floor. The Variable Income Payments and the Guaranteed Payment Floor will be reduced by the specified Subaccounts to General Account transfer percentage.

The Transfers section is amended by deleting the FIXED INCOME PAYMENT AMOUNT provision and adding the following:

FIXED INCOME PAYMENT AMOUNT: Prior to the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) multiplied by (b) divided by (c), where:
  (d) is the sum, over all Subaccounts, of the number of Accumulation Units transferred from the Subaccount, multiplied by the Accumulation Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (e) is the current single premium immediate annuity payout rate, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (f)  is 1,000.

On and after the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) divided by (b) multiplied by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units transferred from the Subaccount, multiplied by the Annuity Unit Value of the Subaccount, as of the Valuation Day that we receive the transfer request;
  (b) is the annual payout rate for newly issued contracts, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (c) is the current single premium immediate annuity payout rate, as of the Valuation Day that we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain.

DEATH BENEFIT

If the last surviving Annuitant dies on or after the Income Start Date and after the end of the Period Certain, we will pay a death benefit. The death benefit will be equal to the present value of the Variable Income Payments remaining in the Annuity Year, discounted at the rate of interest of the single premium annuity used in the Variable Income Payment calculation. We will pay this death benefit in accordance with the When Death Occurs On Or After Income Start Date provision.

RIDER CHARGE

There is a daily asset charge assessed for this rider. This charge is in addition to the Contract's daily asset charge and is applied against all amounts in the Subaccounts. This charge is shown on the Contract Data
Pages. This charge will never exceed a [1%] annualized rate of the daily net assets in the Separate Account.

WHEN THIS RIDER IS EFFECTIVE

This rider is effective on the Contract Date. It will remain in effect while this Contract is in force. This rider cannot otherwise be terminated.


For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                               President

             GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
               GUARANTEED PAYMENT FLOOR STEP-UP RIDER

-------------------------------------------------------------------------------

This rider amends the Definitions section by deleting the definition of Assumed Interest Rate and adding the following:

ADJUSTMENT ACCOUNT - The account that is established when the Variable Income Payment is calculated for the initial Due Date.

ANNUAL INCOME AMOUNT - The sum of Annual Income Amounts determined for each Subaccount. The Annual Income Amount for a Subaccount is equal to the number of Annuity Units of that Subaccount multiplied by the Annuity Unit Value for that Subaccount on the first Valuation Day of each Annuity Year. If the first day is not a Valuation Day, the Annuity Unit Value will be as of the most recent Valuation Day prior to the first day of the Annuity Year.

ANNUITY YEAR - A one-year period of time beginning on the Income Start Date and each one year anniversary thereafter.

ASSET ALLOCATION MODEL - The Asset Allocation Models shown in the current prospectus for the Contract.

ASSUMED INTEREST RATE - The interest rate used to calculate the annual payout rate and Annuity Unit Values. The Assumed Interest Rate is shown on the Contract Data Pages. The Assumed Interest Rate cannot be changed after the Contract Date.

DESIGNATED SUBACCOUNTS - The Designated Subaccounts shown in the current prospectus for the Contract.

GUARANTEED PAYMENT FLOOR - The guaranteed minimum amount of each Variable Income Payment. The initial Guaranteed Payment Floor is shown on the Contract Data Pages.

INVESTMENT STRATEGY - The Asset Allocation Models or Designated Subaccounts for this rider.

LEVEL INCOME AMOUNT - The amount that would result from applying the Annual Income Amount to a one year, period certain, [monthly] payment, single premium annuity. We will declare the interest rate at the start of each Annuity Year.

INVESTMENT STRATEGY

The Premium Payment section is amended by adding the following:

In order to receive the full benefits of the Guaranteed Payment Floor rider, you must allocate all your assets in the Separate Account to an Investment Strategy. The Investment Strategies will be provided to you. You must allocate your Separate Account assets to one of the following Investment Strategy options shown in the current prospectus for the Contract:
  -   The Designated Subaccounts; or
  -   The [Asset Allocation Model 1]; or
  -   The [Asset Allocation Model 2].

If you allocate your Separate Account assets to one or more of the Designated Subaccounts, you must specify the percentage allocated to each Designated Subaccount. Each percentage must be at least [1%] and must total [100%]. Under [Asset Allocation Model 1] or [Asset Allocation Model 2], any percentage of the assets allocated to the Separate Account must first be divided into categories in accordance with the percentages shown in the current prospectus for the Contract. Each amount allocated to a category must equal a whole percentage and not equal more than the total percentage allowed. Within each category you must then specify the percentage to invest in each available Subaccount. Each amount allocated to a Subaccount must be at least [1%] and not more than the total percentage allowed for the specific category.

On a monthly basis, we will rebalance the assets allocated to the Subaccounts in accordance with the percentages you have chosen. In addition, on the Valuation Day after any transaction involving a commutation or a transfer of assets, we will rebalance assets allocated to the Subaccounts in accordance with the percentages you have chosen, unless you instruct us otherwise.

If you elect [Asset Allocation Model 1], we or our affiliates will review the portfolios available in [Asset Allocation Model 1] at least [annually] and we or our affiliates may revise the percentage allocation to each category and/or change the portfolios available in each category. When your Asset Allocation Model is updated, we will reallocate your Subaccount assets among the Portfolios in the updated Asset Allocation Model independently of [monthly] rebalancing.

If you elect [Asset Allocation Model 2], the percentages allocated to the categories and Subaccounts will not change unless you transfer to different Subaccounts. If you elect to reallocate assets, you must allocate your Separate Account assets among [Asset Allocation Model 1] or the Designated Subaccounts as described above, in order to maintain your full Guaranteed Payment Floor.

If you choose to reallocate assets in the Separate Account without following an Investment Strategy, your Guaranteed Payment Floor will be reduced by the Guaranteed Payment Floor reduction percentage shown on the Contract Data Pages. You may elect to participate in an Investment Strategy we offer at that time, provided we receive notice of your election in a form acceptable to us, at our [Home Office], at least [15] days prior to your next Income Start Date anniversary. If you elect to participate in an Investment Strategy, your floor will be restored at the next anniversary of your Income Start Date to the lesser of (a) and (b), where:
  (a) is [75%] of the Annual Income Amount on that anniversary, divided by the modal factor shown on the Contract Data Pages; and
  (b)  is the Guaranteed Payment Floor in effect on the Income Start Date.

The opportunity to restore your floor will be available [one time] during the life of the Contract.

The new Guaranteed Payment Floor charge, which may be higher than your previous charge, will never exceed [1%] annually.

VARIABLE INCOME PAYMENTS

The Income Payments section is amended by deleting the Variable Income Payments provision and adding the following:

On the Income Start Date, we will begin your Variable Income Payments. For purposes of this rider, Variable Income Payments may vary from Annuity Year to Annuity Year. Variable Income Payments are calculated annually at the beginning of each Annuity Year. Variable Income Payments will not vary during an Annuity Year.

The Level Income Amount is the [monthly] amount that results from applying the Annual Income Amount to a one-year, period certain, [monthly] payment, single premium annuity.

The Variable Income Payment is the greater of (a) and (b), where:
  (c) is the Level Income Amount, less any value in the Adjustment Account as of the prior Annuity Year divided by the modal factor; and
  (d)  is the Guaranteed Payment Floor.

ANNUITY UNITS: For each Net Premium, the number of Annuity Units in a Subaccount on the Valuation Day the Net Premium is received is determined by multiplying (a) and (b) and dividing the result by (c), where:
  (d)  is the Net Premium allocated to the Subaccount divided by 1,000;
  (e)  is the annual payout rate shown on the Contract Data Pages; and
  (f) is the Annuity Unit Value of the Subaccount on the Valuation Day the Net Premium is received.

Thereafter, the number of Annuity Units remains fixed unless there is a transfer of Annuity Units.

ANNUITY UNIT VALUE: The Annuity Unit Value of each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, for a given Assumed Interest Rate, the Annuity Unit Value of each Subaccount for any Valuation Period is equal to (a) multiplied by (b) multiplied by (c), where:
  (d)  is the net investment factor of the Subaccount for the Valuation Period;
  (e)  is the Annuity Unit Value for the preceding Valuation Period; and
  (f) is an Assumed Interest Rate factor equal to [0.99991902] raised to a power equal to the number of days in the Valuation Period.

The Assumed Interest Rate factor is the daily equivalent of dividing (i) one by (ii) one plus the Assumed Interest Rate shown on the Contract Data Pages.

ADJUSTMENT ACCOUNT: An Adjustment Account is established on the Income Start Date. On this date, the value of the Adjustment Account is the greater of
  (a) and (b), where:
  (c)  is zero; and
  (d) is the Guaranteed Payment Floor minus the Level Income Amount, multiplied by the modal factor.

The value of the Adjustment Account in subsequent Annuity Years is the greater of (a) and (b), where:
  (c)  is zero; and
  (d)  is (i) plus (ii) minus (iii), where:
       (i)   is the value of the Adjustment Account as of the prior Annuity
             Year;
       (ii) is the Variable Income Payment for the current Annuity Year multiplied by the modal factor; and;
       (iii) is the Level Income Amount for the current Annuity Year multiplied by the modal factor.

The amount of a transfer from the Subaccounts, providing Variable Income Payments, to the General Account, providing Fixed Income Payments will be reduced to first pay off the Adjustment Account balance.

GUARANTEED PAYMENT FLOOR STEP-UP

The Guaranteed Payment Floor will automatically increase every [two] years to [75%] of the then current Variable Income Payment, if that result is greater than the prior Guaranteed Payment Floor. The increase will occur on every [second] anniversary of the Income Start Date, up to and including the [tenth] anniversary, at which time you may elect to continue the step-up option for an additional [10]-year period. After each [10]-year period, you
may elect to continue the step-up option for an additional [10] years.   If
you elect to continue the step-up option, the rider charge may be reset to the new charge which may be higher than your previous charge, but will never exceed [1%] annually. If you choose not to continue the step-up option at the end of a [10]-year period, your Guaranteed Payment Floor and associated charge will remain level, at the then current amounts, for the life of the Contract.

TRANSFERS

The Transfers section is amended by adding the following to the Subaccount to General Account Transfers provision:

Transfers from the Separate Account to the General Account may only be made when the Fixed Income Payments provided by the transfer are higher than the corresponding portion of the Guaranteed Payment Floor. The Variable Income Payments and the Guaranteed Payment Floor will be reduced by the specified Subaccounts to General Account transfer percentage.

The Transfers section is amended by deleting the FIXED INCOME PAYMENT AMOUNT provision and adding the following:

FIXED INCOME PAYMENT AMOUNT: Prior to the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) multiplied by (b) divided by (c), where:
  (g) is the sum, over all Subaccounts, of the number of Accumulation Units transferred from the Subaccount, multiplied by the Accumulation Unit Value of the Subaccount, as of the Valuation Day we receive the transfer request;
  (h) is the current single premium immediate annuity payout rate, as of the Valuation Day we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and
  (i)  is 1,000.

On and after the Income Start Date, the Fixed Income Payment provided by a transfer is equal to (a) divided by (b) multiplied by (c), where:
  (a) is the sum, over all Subaccounts, of the number of Annuity Units transferred from the Subaccount, multiplied by the Annuity Unit Value of the Subaccount, as of the Valuation Day we receive the transfer request;
  (b) is the annual payout rate for newly issued contracts, as of the Valuation Day we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain; and

  (c) is the current single premium immediate annuity payout rate, as of the Valuation Day we receive the transfer request, based on the Annuitant(s)'s current Age(s) and the remaining Period Certain.

DEATH BENEFIT

If the last surviving Annuitant dies on or after the Income Start Date and after the end of the Period Certain, we will pay a death benefit. The death benefit will be equal to the present value of the Variable Income Payments remaining in the Annuity Year, discounted at the rate of interest of the single premium annuity used in the Variable Income Payment calculation. We will pay this death benefit in accordance with the When Death Occurs On Or After Income Start Date provision.

RIDER CHARGE

There is a daily asset charge assessed for this rider. This charge is in addition to the Contract's daily asset charge and is applied against all amounts in the Subaccounts. This charge is shown on the Contract Data
Pages. This charge will never exceed a [1%] annualized rate of the daily net assets in the Separate Account.

WHEN THIS RIDER IS EFFECTIVE

This rider is effective on the Contract Date. It will remain in effect while this Contract is in force. This rider cannot otherwise be terminated.


For Genworth Life and Annuity Insurance Company,

                           /s/ Pamela S. Schutz
                       ----------------------------
                              President